UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

September 18, 2010

Date of Report (Date of earliest event reported)

Commission File Number: 005-85380

Alaska Pacific Energy Corp.

(Exact name of registrant as specified in its charter)

Nevada	10949905	20-4523691
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Unit 625, 2005 Costa Del Mar Road, Carlsbad CA, 92009

 (Address of Principal Executive Offices) (Zip Code)

604-274-1565

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class: Common

Name of each exchange on which registered: OTC Bulletin Board

Securities registered pursuant to section 12(g) of the Act:

Common

 (Title of class)

Check the appropriate box below; if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

[  ] Pre commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

[  ] Pre commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

AVAILABLE INFORMATION

Alaska Pacific Energy Corp. files annual, quarterly and current reports, proxy statements, and other information with the Securities and Exchange Commission (the "SEC").  You may read and copy documents referred to in this Report on Form 8-K that have been filed with the SEC at the SEC's Public Reference Room, 450 Fifth Street, N.W., Washington, D.C.  You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  You can also obtain copies of our SEC filings by going to the SEC's website at http://www.sec.gov.

 Item 1.01         Entry into a Material Definitive Agreement.

On March 18, 2010, Alaska Pacific Energy Corp. (the “Company”) entered into an Oil Sands Licensing Agreement with Engineering Technology, Inc. (“Entec”) a Calgary Alberta based, private company.  Entec is an international provider of Horizontal Directional Drilling (HDD) engineering and technology development to the oil and gas industry..  Pursuant to the terms of the agreement the Company received a non-exclusive, non-transferable, non sub-licensable, royalty free, fully paid-up license to use Entec’s North American License rights to Entec’s Horizontal Directional Drilling Oilsands Recovery Solutions (the License Agreement”) for any oil-sands recovery activities in which the Company is now or hereafter engaged.  In exchange for this exclusive North American License, the Company issued 15,000,000 restricted common shares to Entec.

Additionally, on June 8, 2010, the Company entered into a purchase agreement to acquire all the outstanding shares and assets of Entec (the “Purchase Agreement”. According to the terms of that agreement, the Company was to pay $7,000,000  and issue a total of 12,000,000 restricted common shares to the Entec shareholders and raise $5,000,000 dollars for working capital. The Purchase Agreement is subject to a full due diligence review of Entec. The acquisition was expected to close on or before August 31, 2010.  However, the due diligence process has taken longer than expected, and the Company has been granted an extension to October 31, 2010.

In addition to the extension, the Company and Entec have signed an Amended And Restated Share Purchase And Sale Agreement (the “Amended Agreement”) (Attached hereto as Exhibit 10.9). Pursuant to the terms of the Amended Agreement, Entec and the Company have agreed to cancel the 15,000,000 restricted common shares issued to Entec as part of the March 18, 2010 License Agreement and the Company will to issue Entec a convertible debenture comprised of 27 million shares, which include 15 million shares of the Company's common stock that were previously issued to Entec under the License Agreement and the 12 million shares that were to be issued under the Purchase Agreement .

Grant Jameson, a resident of Calgary Alberta, is the President and CEO of Entec . At the closing, Mr. Jameson, will be appointed a director of APEC. The Company has also incorporated a wholly owned subsidiary, Alaska Pacific Energy (Canada) Ltd., based in Calgary Alberta. Mr. Jameson has been appointed CEO of the subsidiary in order to assist with the transition and maintain continuity.

Item 9.01         Financial Statements and Exhibits.

Exhibit 10.9             Amended and Restated Share Purchase and Sale Agreement between Alaska Pacific Energy Corp. and Engineering Technology, Inc., dated September 18, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 22, 2010

ALASKA PACIFIC ENERGY CORP.

By: /s/ James R. King
James R. King
President, Chief Executive Officer and Director